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                                                                   EXHIBIT 10.22


                          DELIVERY AGREEMENT(No)P-22/042

CITY OF MOSCOW                                                   MAY 04, 2000

OPEN JOINT-STOCK COMPANY OOO "MASTER-KNIGA", represented by its Executive Director D.D.Tkachenko, acting on the basis of the company's Charter, hereinafter referred to as "The Supplier", on the one hand, and CLOSE JOINT-STOCK COMPANY "OXIRIS", hereinafter referred to as "The Buyer", represented by Director General V.A.Dolgov, acting on the basis of the Charter, on the other hand, entered into the present agreement on the following:

                          1. SUBJECT OF THE AGREEMENT
1.1. The Supplier shall deliver books (further - the Goods), and the Buyer shall to accept and pay for the Goods on the conditions of the present Agreement.
1.2. The Supplier shall deliver the Goods in the quantity and assortment indicated in the Buyer's order that may be delivered by mail, fax, e-mail, etc., provided that the subject to availability of the Goods at the Supplier's warehouse.

                        2. PRICES AND PAYMENT CONDITIONS
2.1. Each shipment of the Goods should be paid for at the price agreed by the parties, which shall be fixed in the waybills for each specific shipment. Price of the Goods includes cost of packing and marking of the Goods, according to the conditions of the Agreement.
2.2. The Buyer shall pay for the Goods by making 100% (ONE HUNDRED PERCENT) prepayment.
2.3. The Buyer shall pay for the Goods in rubles according to the Invoices provided by the Supplier.
2.4. Date of payment for the Goods, or of a part of the Goods shall be considered the date when funds are written off the Buyer's bank account in favor of the Supplier or the date when cash is paid at the Supplier's cash desk.


                     3. PROCEDURE FOR DELIVERY OF THE GOODS
3.1 The Supplier shall be considered as having fulfilled his obligations after handing over the Goods and the necessary standard transport documents to the Buyer at the warehouse of the Supplier. In case the cost of the order exceeds 10 000 (TEN THOUSAND) RUBLES delivery of the Goods within Moscow will be performed by the Supplier at his own expense. Waybills signed by the authorized representatives of the Parties shall confirm delivery of the Goods by Supplier to the Buyer.
3.2 Shipping date shall be the date indicated in the waybills signed in accordance with Article 3.1. of this Agreement.
3.3 The right of property of the Goods and the responsibility for their safe keeping is transferred to the Buyer at the moment specified in Article 3.2. of this Agreement.
3.4 The quantity and assortment of the Goods shall be indicated in waybills.
3.5 If it is detected that the quality, quantity or assortment of the Goods do not correspond to those indicated in the waybills and do not meet the normal requirements for that kind of goods, an authorized representative of the Buyer shall make up a statement describing all the defects detected.
3.6 The authorized representative of the Buyer shall sign the waybill so that his first and last names can be legible.
3.7 The Goods can be delivered in reusable containers alongside with appropriate waybills. The description and quantity of the reusable containers to be returned to the Supplier shall also be indicated in the waybills.
3.8 The Buyer does not acquire the property right for the reusable containers.
3.9 In case it becomes necessary to suspect the acceptance of the Goods, an authorized representative of the Buyer shall take all possible measures to provide for the safety of the

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     Goods and the containers (e.g., limit the access to the premises where the
     Goods are being accepted) until resumption of the acceptance of the Goods.
3.10 The Buyer shall return the empty containers to the Supplier when the latter delivers the next batch of the Goods.


                          4. OBLIGATIONS OF THE PARTIES
4.1 The Supplier is obliged to provide the Goods available at his warehouse to the Buyer not later, than on the next working day following the day of payment for the Goods (Article 2.4. of the Agreement). If the Goods are delivered by the Supplier, they shall be delivered not later, than 2 (TWO) WORKING DAYS after payment was effected by the Buyer.
4.2 In case when Goods are not in stock at the Supplier's warehouse, the Supplier is obliged to notify the Buyer of a possible delivery date within 24 hours.
4.3 The Supplier shall daily provide the Buyer with information about the stock-in-trade, according to the price-list. Such information shall be provided in an electronic form.
4.4 The Supplier guarantees the quality of the Goods which shall meet the conditions of the Agreement and undertakes to replace the Goods that do not meet the stated conditions and were not damaged through the Buyer's fault within 15 (FIFTEEN) DAYS, provided that the Buyer presented the damaged Goods to the Supplier not later, than 30 calendar days after the date stated in Article 3.2 of this Agreement.

                          5. LIABILITY OF THE PARTIES
5.1 If the Goods are damaged due to non-fulfilment or due to improper fulfilment of the obligations assumed by the Parties to this Agreement, the Party at fault should reimburse the cost of damage to another Party in full according to the current legislation of the Russian Federation.
5.2 The Parties shall not be held liable for non-fulfilment of the obligations assumed under this Agreement, if that was a consequence of the circumstances outside their control, and if the Party which failed to fulfil its obligations proves that those circumstances had a direct influence on its ability to fulfil the obligations under the Agreement. In this case terms of fulfilment of these obligations shall be postponed proportionally for the period of existence of such circumstances and their consequences.
5.3 The Party confronted with circumstances which made it impossible to fulfil its obligations under the Agreement is obliged to immediately notify the other Party of the commencement and cessation of the above-mentioned circumstances. Late notice of force-majeure circumstances deprives the Party in question of the right to refer to them in the future.

                           6. SETTLEMENT OF DISPUTES
6.1 All disputes and differences between the Parties in respect to the Agreement shall be settled by way of negotiations and claim correspondence.
6.2. If a dispute cannot be settled according to Article 6.1 of the Agreement, the case shall be referred to the Moscow Arbitration Court.

                                7. MISCELLANEOUS
7.1 All changes and amendments to this Agreement are valid only if made in a written form and signed by both Parties.
7.2 This Agreement is executed in 2 (two) copies, signed by both Parties and having equal legal force, one copy for each Party.
7.3 Other issues not provided for by this Agreement will be resolved in accordance with the current legislation of the Russian Federation.

                            8. TERM OF THE AGREEMENT
8.1. This Agreement shall enter into force upon being signed by the Parties and shall remain effective until December 31, 2000. The Contract shall be prolonged automatically for the next
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     term and on the same conditions unless one of the Parties has given the other Party a month's written notice of the termination of the Contract.

                  9. ADDRESSES AND BANK DETAILS OF THE PARTIES

           THE SUPPLIER                                             THE BUYER
Open joint-stock company                           Close joint-stock company
"MASTER-KNIGA"                                       "OXIRIS"
INN           : 7715195625                         INN 7706200205
Legal address:                               Legal address:
129282, Moscow, Polyarnaya st.,31 B                117802, Moscow, Nauchnyi proezd, bldg.12
Mailing address:                                   Mailing address:
129282, Moscow, Polyarnaya st.,31 B                117802, Moscow, Nauchnyi proezd, bldg.12
Tel.: 476-2500, 476-0314, fax: 742-8011            Tel.: 344-4411, fax:937-5060
e-mail :  mkniga@orc.ru                            e-mail :  oxiris@oxiris.net
Code OKPO : 18654564                               Code OKPO : 51260913
Code OKONH: 71400                                  Code OKONH: 71100, 71200
Bank account No.40702810238050102730               Bank account No. 40702810700030000049
In MB AK SB of RF of Moscow                        In AKB "Evrozapsibbank"
Maryinoroschinskoye OSB No.7981
BIC    : 044525342                                 BIC     : 044585726
Corr.acct.: 30101810600000000342                   Corr.acct.: 301018100000000000726



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Acting Director /D.D Tkachenko/                    Director General /V.A.Dolgov/